Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-64094 and 333-64078) of Ceradyne, Inc. of our report dated February 20, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in such Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

March 10, 2004